Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Post-effective Amendment No. 1 to Form S-8 of our report dated July 26, 2002 relating to the financial statements of Keystone/Intrawest, L.L.C., which appears in Vail Resorts, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2003.


/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 25, 2004